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                                                                    EXHIBIT 8.1


                         [HUNTON & WILLIAMS LETTERHEAD]




                                February 26, 1998



FelCor Suite Hotels, Inc.
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas  75062

RE: Registration Statement on Form S-3 No. 333-46357

Ladies and Gentlemen:

                  We have acted as special tax counsel to FelCor Suite Hotels, Inc. (the "Company") in connection with the preparation of a Form S-3 Registration Statement initially filed with the Securities and Exchange Commission ("SEC") on February 13, 1998, as amended through the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), with respect to the offering and sale of up to $1 billion aggregate offering price of equity and debt securities of the Company (the "Securities").

                  We have reviewed the originals or copies of (i) the Articles of Amendment and Restatement, Bylaws, and other organizational documents of the Company and its affiliates; (ii) the Registration Statement and the prospectus included therein (the "Prospectus"); and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  Based on the foregoing, we are of the opinion that the descriptions of the law contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered. You should be aware that this opinion represents our conclusions as to existing law. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.


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                               HUNTON & WILLIAMS

FelCor Suite Hotels, Inc.
February 26, 1998
Page 2




                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the SEC.

                  The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and the purchasers of Securities pursuant to the Prospectus, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                                      Very truly yours,

                                      /s/ HUNTON & WILLIAMS